Exhibit 99.1

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES NYSE TRADING SUSPENSION AND
VOLUNTARY WITHDRAWAL FROM NYSE ARCA

ITASCA, Ill. – June 7, 2006—Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that the New York Stock Exchange (NYSE) will suspend trading of the Company’s common stock on the exchange after the close of trading on Friday, June 9, 2006. Enesco also will voluntarily withdraw its common stock from listing on NYSE Arca, and expects its common stock to be quoted on the OTC Bulletin Board (OTCBB).

The Company had previously received notification from the NYSE on September 1, 2005 that the Company was not in compliance with the NYSE’s continued listing standards for minimum average global market capitalization and total shareholders’ equity. On December 5, 2005, the NYSE accepted the Company’s plan for continued listing on the NYSE, subject to quarterly reviews by the NYSE’s Listings and Compliance Committee to ensure progress against the plan. The NYSE’s decision to suspend trading in the common stock was based on its determination that the Company had not made sufficient progress toward meeting certain material aspects of the plan. Although the Company may request review of the NYSE’s decision to suspend trading, it does not expect to do so. As a result, the Company expects that the NYSE will seek to delist the Company’s common stock from the exchange.

The Company determined that it should voluntarily withdraw its common stock listing on NYSE Arca due to its current noncompliance with the minimum bid standard under NYSE Arca’s continued listing requirements.

Basil Elliott, President and Chief Executive Officer of Enesco, stated, “While we are disappointed to not be listed on the NYSE, our primary focus is to continue the progress of our operating improvement plan, including securing long-term financing and resolving all of our shipping issues. Our over-riding mission is to drive positive change in the business to better position the Company for long-term growth.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. Enesco’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on Enesco’s web site at www.enesco.com.

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This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Enesco has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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